Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 5, 2020, with respect to the consolidated financial statements of Xtant Medical Holdings, Inc. included in its Annual Report on Form 10-K as of and for the years ended December 31, 2019 and 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Plante & Moran, PLLC

Denver, Colorado

December 18, 2020